EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-07591, No. 333-83016, No. 333-119503, No. 333-123496 and No. 333-130576) pertaining to Mediware Information Systems, Inc.’s equity incentive and stock option plans of our report dated September 8, 2010 on our audits of the consolidated financial statements and financial statement schedule included in the Annual Report on Form 10-K for the year ended June 30, 2010.

/s/ EisnerAmper LLP

New York, New York
September 8, 2010